Listing Report:Supplement No. 107 dated Nov 20, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 417479
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.17%	Starting borrower rate/APR:	22.17% / 24.44%	Starting monthly payment:	$267.95

Auction yield range:	8.29% - 21.17%	Estimated loss impact:	7.00%
Lender servicing fee:	1.00%	Estimated return:	14.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1987	Debt/Income ratio:	27%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	27	Length of status:	6y 4m
Amount delinquent:	$0	Revolving credit balance:	$107,526	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	68%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	nonprofexec	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help my daughter's new business
Purpose of loan:
My daughter is a brilliant photographer who graduated one year ago from a major art college. She has worked hard to build her business and is beginning to receive recognition, including featured work in many local magazines, but she is still a "starving artist". I want to help her realize her potential by purchasing some of the things she needs (lenses, "soft boxes", etc.) to really launch herself as a successful photographer. She is a wonderful young woman, who has worked very hard all of her life. I just want to make sure her dreams come true.

My financial situation:
I am a good candidate for this loan because?although I have a heavy debt load, which pulls my fico score down, I have never been delinquent on a single payment. I am a homeowner, a respected member of the community (where I have lived my whole life), and a successful executive director of a nonprofit agency. Much of my debt is student loans which I took out for my daughter, and which she is helping to repay (however they are reflected on my credit report, in full).

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $2,700
??Insurance: $275
??Car expenses: $75
??Utilities: $95
??Phone, cable, internet: $160
??Food, entertainment: $200
??Clothing, household expenses $150
??Credit cards and other loans: $650
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 430893
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.29%	Starting borrower rate/APR:	12.29% / 14.43%	Starting monthly payment:	$500.29

Auction yield range:	11.29% - 11.29%	Estimated loss impact:	10.24%
Lender servicing fee:	1.00%	Estimated return:	1.05%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-2001	Debt/Income ratio:	13%
Credit score:	760-779 (Oct-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	8y 6m
Amount delinquent:	$0	Revolving credit balance:	$12,445	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	RL8TR	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Debt
Purpose of loan:
This loan will be used to payoff two credit cards and consolidate the debt. Right now the interest rates are 24% and 25% respectively. This is unreasonable. I will be canceling both cards once I consolidate the debt.

My financial situation:
I am a good candidate for this loan because I always make my payments and I am a respected member of my community. My business is currently increasing every year by 10% and I expect the same growth next year. The debt that I will be paying off accumulated after the stock market crash of last year when real estate business dried up for an entire quarter. I have been trying to work it off ever since. It is almost impossible to get to even with the interest rates the cards carry. Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434381
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.04%	Starting borrower rate/APR:	10.04% / 10.38%	Starting monthly payment:	$226.00

Auction yield range:	3.29% - 9.04%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1978	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	820-839 (Nov-2009)	Current / open credit lines:	9 / 8	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	13y 8m
Amount delinquent:	$0	Revolving credit balance:	$40,081	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	35%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	balanced-market7	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying the lot next door!
Purpose of loan:
This loan will be used to? purchase the lot next door.? A great deal came up on the property adjacent to ours, and we need a few thousand more to complete the purchase.? We don't want to take the money out of our money market account, but we want to get the last few thousand dollars right away so we don't miss out on the deal!? Also, we'd like to try this site out for ourselves before we decide that we may use it as a good investment opportunity.

My financial situation:
I am a good candidate for this loan because? I have never defaulted on any loan.? My credit rating is excellent, over 750.? I purchased my first car on my own at 16, and got my first credit card at 18.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434387
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	14.29% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1978	Debt/Income ratio:	29%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	26	Length of status:	29y 3m
Amount delinquent:	$387	Revolving credit balance:	$33,535	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	successful-repayment	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Avoid checking account overdrafts
Purpose of loan:
This loan will be used to? to pay off my payday loans that I have acquired and have caused me to go into overdraft at the beginning of each month because the money comes out of my check and I don't have enough to pay my bills.? Payday loans are dangerous to get and I have learned the hard way.? I will be much better of if I cant pay these in full because I will then be able to? make payment on my other bills.

My financial situation:
I am a good candidate for this loan because? I? have a full time job and have a decent salary.? I also have learned a very valuable lesson and I am eager to get out of debt.

Monthly net income: $ 4,487.12

Monthly expenses: $
??Housing: $ 568.00
??Insurance: $ 190.00
??Car expenses: $ 450.00
??Utilities: $ 225.00
??Phone, cable, internet: $ 300.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 12,000.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434399
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1988	Debt/Income ratio:	36%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	37	Length of status:	3y 4m
Amount delinquent:	$835	Revolving credit balance:	$1,461	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	Hardworking_legomama	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
MAKING A BETTER LIFE
Purpose of loan:
This loan will be used to? Consolidate bills and focus on school.? Getting ahead in life.
My financial situation:
I am a good candidate for this loan because? I own my home and vehicles outright.? I am current on all bills except some medical bills totalling under 900.00 which are being negotiated for payment by my insurance.? I have a strong work ethic and always strive for more. Obtaining this degree will help me obtain a better paying position with the ability for advancement.? This will also help me to consolidate a few bills in order to have just one payment instead of several.? This would also help me to pay off my creditors faster and reduce my monthly expenses.? My husband pays most living expenses so payment on loan is guaranteed.? I am a hard worker and always look at getting ahead and bettering myself.? Returning to school at 41 for a second bachelor's is exciting.? 75 credit hours from my first degree at Purdue University transferred thus placing me in my junior year at DeVry gives me the opportunity to complete my degree in a year and a half!!!? This loan will give me even more incentive to succeed and be on my way to better things!!

Monthly net income: $ 1920.00

Monthly expenses: $?see below
??Housing: $ 0.00???PAID IN FULL
??Insurance: $?0??Car expenses: $?100
??Utilities: $?0
??Phone, cable, internet: $?200
??Food, entertainment: $ 75
??Clothing, household expenses $?0
??Credit cards and other loans: $ 470
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434411
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1988	Debt/Income ratio:	127%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	24 / 19	Employment status:	Retired
Now delinquent:	4	Total credit lines:	49	Length of status:	2y 10m
Amount delinquent:	$2,690	Revolving credit balance:	$46,301	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	lovely-justice4	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying bills/debt
Purpose of loan:
This loan will be used to?Pay our monthly medical bills and credit cards. We joined a debt settlement program. We were not told about how this process works.In two months credit was destroyed. Once I realized thiS,i canceled our settlement program. I have been paying our credit cards myself.?

My financial situation:
I am a good candidate for this loan because? I have always had excellent credit. And we are in the process of increasing our credit again. As I stated the settlement processed destroyed our rating. i sm doing everything possible to rebuild our our rating

Monthly net income: $ 5200

Monthly expenses: $
??Housing: $ 1374 ????
??Insurance: $ 41
??Car expenses: $ 120
??Utilities: $ 180
??Phone, cable, internet: $ 210
??Food, entertainment: $ 400
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 1500
??Other expenses: $ 280
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434451
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.79%	Starting borrower rate/APR:	23.79% / 26.08%	Starting monthly payment:	$136.93

Auction yield range:	8.29% - 22.79%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1996	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	9y 3m
Amount delinquent:	$0	Revolving credit balance:	$13,239	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	52%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Greg711	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
401K loan payoff request
Purpose of loan:
This loan will be used to?pay off a current 401K loan so I can take out another loan to pay off 2 credit cards so my budget will allow for me to get an apartment .

My financial situation: I live with my sister and would love to get my own place . This can be done if I am able to get 2 credit cards out of my hair .
I am a good candidate for this loan because?when this loan is approved I am paying it off immediately with money from the new loan .

Monthly net income: $ 2170

Monthly expenses: $ 1700 If i do get this loan it means I can move into an apartment of my own . I can't meet a girl and say " Wanna go back to my sister's place " ? It just won't work . If this loan doesn't get approved then I will have to live there for another year . I simply want this loan to pay off one 401K loan so I can take out a much larger one . I know the effects of this decision but it is what I am going to do .
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434457
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$102.72

Auction yield range:	11.29% - 26.49%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-2000	Debt/Income ratio:	26%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	5 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	10y 0m
Amount delinquent:	$0	Revolving credit balance:	$1,345	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	dough-aggregator	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off payday loans
Purpose of loan:
This loan will be used to? pay off payday loans and?to get control of my debt

My financial situation:
I am a good candidate for this loan because? I make sure my payments are always on time. I do have a fair credit score and I am very excited to get my debt under control. I am ashamed?of the?position that I have put myself in, and I want to fix it!?I do have other bills but I am wanting to do this on my own and?not have to ask for a extremely large loan amount. If I am blessed to get this loan I am wanting to pay double payments to get it paid off faster. I have posted a loan in the past but was not exactly sure what I was doing. I also am a very private person and dont like asking for help, but I realize I need it more then ever.

Monthly net income: $ 1400.00

Monthly expenses: $
??Housing: $
??Insurance: $?90.00
??Car expenses: $ 20.00
??Utilities: $
??Phone, cable, internet: $ 75.00
??Food, entertainment: $?50.00
??Clothing, household expenses $
??Credit cards and other loans: $?600.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434463
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.17%	Starting borrower rate/APR:	21.17% / 24.98%	Starting monthly payment:	$37.76

Auction yield range:	8.29% - 20.17%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1999	Debt/Income ratio:	18%
Credit score:	680-699 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	1	Total credit lines:	12	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	glowman76	Borrower's state:	Missouri	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CAPITALIZE NEW CORPORATION
Purpose of loan:
This loan will be used to? capitalize a new corporation and prove credit worthiness to my new group "FUTURE FINANCIAL FREEDOM 1" in order to secure larger loans for future capitalization...

My financial situation:
I am a good candidate for this loan because? YOU WILL MAKE MONEY... I have recently paid off and closed all credit card accounts, student loan accounts and others... I have only one current/open account ($ 11,000 auto)... All negatives have been resolved on my credit report... I have fair credit score nearing 700... I have a very manageable debt/income ratio...I keep a bank account average in the $ 4,000-$ 5,000 range... I am now employed at part-time status with health/dental/vision and 401k benefits... I will answer any questions deemed relevant and safe...

Monthly net income: $ 2,500

Monthly expenses: $
??Housing: $ 200
??Insurance: $ 100
??Car expenses: $ 125
??Utilities: $ 50
??Phone, cable, internet: $ 75
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 375
??Other expenses: $ 150

My net income of $2,500 is a fair rough estimate... My net income will range between $2,250 and $3,000... I am also able to pick up additional hours at will...
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Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434469
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$907.45

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-2006	Debt/Income ratio:	32%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$638	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	6%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	blazing-felicity9	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
remodeling 2nd home
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434475
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jan-1986	Debt/Income ratio:	22%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	17	Length of status:	17y 2m
Amount delinquent:	$23,932	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	charmer9	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Upgrading Computer and Software
Purpose of loan:
This loan will be used to? upgrade my computer and software.? I have a small?ad agency and am a graphic designer... It has been 3 years since I last upgraded my computer and software and in this industry?you have to stay on top of the current programs and technology.? I just don't have the extra money to do this right now.

My financial situation:
I am a good candidate for this loan because? I have owned this company for over 17 years and I pay my bills.? You will see on my personal credit report that everything is in pristine condition except for some investment property.? I am afraid I got caught as many did with beach property whose value dropped in half after Hurricane Katrina and I am now trying to short sell it.? I am in constant contact with my mortgage company on the second home and they have been wonderful working with me.? My business has been affected by the recession so I also teach exercise class and sell my artwork on weekends to make up the income.? Business is starting to pick up though and without upgrading, I won't be the top contender for upcoming jobs.? Also, since I own the business and am essentially self employed, I can send you years and years of bank statements to prove my income but don't have W-2's.? You won't regret lending to me.? I will likely pay off early!? Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434487
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$22,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$995.19

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Feb-1995	Debt/Income ratio:	17%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$7,283	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	28%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	sparkling-return7	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Investment
The purpose of? the loan is to purchase a real state property. I would like to take the opportunity to invest in a house which is in foreclosure status together with my siblings for my mother. Therefore this will allow me to contribute with my share of the purchase price. Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434493
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	10.04%	Starting borrower rate/APR:	11.04% / 11.39%	Starting monthly payment:	$393.09

Auction yield range:	3.29% - 10.04%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1992	Debt/Income ratio:	34%
Credit score:	820-839 (Nov-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,423	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	best-elegant-vigilance	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business line of credit
Purpose of loan:
I need this loan to help supplement cash flow in my business for a short period. We have to make payroll through December and most of our receivables are not do until mid to late December.?I am hoping to find an alternative to cash advances on credit cards. I have never done this and don't want to start now. I would much rather the fees and interest go into a smaller pocket. (maybe one that is not getting bailed out by the gov't.)?

My financial situation:
We have?current receivables in excess of $70k and have accumulated over $30k in assets in the last year. We started this business in August of 2008 and despite the?economic down-turn, we have managed to beat the odds with virtually no loans. I have been a "B of A" customer for almost 20 years and yet,?they will not even listen to my request because they have become such a "big box".
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434527
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.56%	Starting monthly payment:	$72.38

Auction yield range:	14.29% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1995	Debt/Income ratio:	8%
Credit score:	620-639 (Oct-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	18y 7m
Amount delinquent:	$0	Revolving credit balance:	$21,962	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$100,000+
Delinquencies in last 7y:	6	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	sperk50286	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	16 ( 94% )	620-639 (Latest)
Principal borrowed:	$12,000.00	< mo. late:	1 ( 6% )	600-619 (Sep-2008) 620-639 (Jul-2008) 640-659 (Mar-2008) 620-639 (Oct-2007)
Principal balance:	$4,481.05	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Reliable Borrower with2 loans paid
Purpose of loan:
This loan will be used to? pay off the last of my heloc and?credit card bill. I have less than is shown on my profile because prosper will not pull a new report because I paid my loans off so fast. I am and have been on a cash basis for a while putting any and all availible cash in investments and paying down debt.

My financial situation:
I am a good candidate for this loan because? I have a great job with good income and I bonus 8 out of 12 months a year. I always pay my debts but have a credit score that bounces all over the place. I have paid off 5500 in loans in 5 months and invested another 5000 in loans to other people on prosper. I was never late prosper had a software glitch because i was making so many payments in a months time on principle it did not take out my normal automatic payment. I caught it 3 days later when trying to bid on a loan.

Monthly net income: $ 8800 + bonus????????

Monthly expenses: $ 6801

??Housing: $ 1400????
??Insurance: $ 200
??Car expenses: $651
??Utilities: $ 200
??Phone, cable, internet: $150
??Food, entertainment: $ 400
??Clothing, household expenses $800
??Credit cards and other loans: $ 2000
??Other expenses: $ 1000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434545
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-2003	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	10 / 8	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	15	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$7,377	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	25%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	the-duty-tranquility	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off cards and loans
Purpose of loan:
This loan will be used to?
pay off credit cards and loans at lower APR to gain ,lower my month bills.
My financial situation:
I am a good candidate for this loan because?
We are very hard working couple and are?in need of some help before we get in?trouble. before we on a nother job, we work in chemical plants doing contruction. and make 125,000 in a year but just waiting for the job to start.?
Monthly net income: $
2500
Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 500
??Car expenses: $ 1000
??Utilities: $ 0
??Phone, cable, internet: $ 150
??Food, entertainment: $400
??Clothing, household expenses $0
??Credit cards and other loans: $?1500
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434551
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-1985	Debt/Income ratio:	21%
Credit score:	620-639 (Nov-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	59	Length of status:	24y 3m
Amount delinquent:	$141	Revolving credit balance:	$10,594	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	43	Homeownership:	No
Inquiries last 6m:	0
Screen name:	coach64	Borrower's state:	Texas	Borrower's group:	Public School Teachers
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 97% )	620-639 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	1 ( 3% )	620-639 (Oct-2009) 600-619 (May-2008) 600-619 (Jun-2006) 600-619 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Paying medical bills
Purpose of loan:
Please help!? This loan will be used to pay medical bills from an unexpected surgery for my husband who does not have insurance. Our 11 month old?son had?heart surgery to close a ventricular septal defect on January 14, 2009.?My children and I do have insurance that paid for most of my son's surgery. In April of 2009 my husband began having vision loss in his right eye.? My husband had surgery on May 26, 2009 to remove a?benign pituitary adenoma?tumor. He is?doing very well except for the vision loss in his right eye, which is permanent.? He returned to work full time in July of 2009. My husband did not have insurance. Without insurance my husband was forced to cash in part of his retirement to make a down payment?so they would treat him. ?I have saved about?$700 for Christmas which I can add to the $4000 to I am asking?for in this loan and my husband and I can get close to the settlement?the hospital is offering us. I hope that someone?will help me as?I?have been trying to improve my credit score and?I don't want this hospital bill to go on our credit as a negative.
?I found Prosper?3-4 years ago when I was trying to catch up on past due balances after having helped my son pay for college.? Prosper was the answer to many prayers!??I know that individuals can understand the unexpected circumstances of life and understand that people?have feelings and they are not just a credit score.? One of the many things?my family and I have learned through our trials is that?people in general are so good and many of them have such a generous spirit and a willingness to help.?I have already repaid one?Prosper loan and worked hard to pay off many debts the past two?years.? I would not ask for your help if I hadn't already made sure I could?make the payment on this loan.? I have paid the delinquincies on my credit report.? If you give me a chance for a loan you will not be disappointed and you will make some good money.

My financial situation:
I am a good candidate for this loan because? I am a good, Christian person.? I have already had?a loan with Prosper that?was paid in full.? I am not afraid to work.?I have worked numerous extra jobs in the summer to supplement my teacher income.? ?I have finished my first real estate course and hope to?take my salesman test by May. I?have taught school and coached at the same place for 24 years and moved only 3 times in 45 years.? I am very dependable.? Thanks for considering me as an investment for your money.

Monthly net income: $ 3400.00

Monthly expenses: $
??Housing: $ 0 part of husbands' salary
??Insurance: $ 400
??Car expenses: $ 495
??Utilities: $ 250
??Phone, cable, internet: $ 350
??Food, entertainment: $?300
??Clothing, household expenses $ 200
??Credit cards and other loans: $?500
??Other expenses: $ 250 gas
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434557
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	23.75%	Starting borrower rate/APR:	25.75% / 28.07%	Starting monthly payment:	$80.32

Auction yield range:	11.29% - 23.75%	Estimated loss impact:	10.58%
Lender servicing fee:	1.00%	Estimated return:	13.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-1987	Debt/Income ratio:	20%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	7y 1m
Amount delinquent:	$0	Revolving credit balance:	$15,715	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	durable-camaraderi4	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 433124
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-2000	Debt/Income ratio:	14%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	15	Length of status:	1y 8m
Amount delinquent:	$302	Revolving credit balance:	$1,749	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	excellent-balance	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
For my Son
Please bare with me as I tell you about myself and the purpose of the loan that I am applying for.

I am a single mom living within the state of MA.?I am a Case Manager?working for an organization that helps those in need of?establishing/or re-establishing their lives within the community.?My son and I moved here 5 years ago from Puerto Rico and since then I had taken English and computer training courses for the organization that I currently represent.?My son is the most important thing in my life.?He has been the inspiration for me to succeed without ever looking back.?

He was born?just shy into the 8th month of my pregnancy, he was premature.?Placed in intensive care?inside an incubator and hooked up to monitors. The joy of his birth was cut short when he was later?diagnosed with meningitis. All of this within the first 2-3 months?of his life.

His father loved his son and accepted his child, but could not accept the package that came along with him and so he left.?Abandoned by his father, thankfully my son had fully recovered. We would continue to go in and out of the hospital as he grew and would eventually endure 4 surgeries.?He was diagnosed with ADHD at the age of 3.

My son is now 9 years old and at an impressionable age where his experiences now will mold and shape him into the man that he will one day become. His only desire is to know his father.? In his heart he has a need for his dad. He told me that he wanted to apologize to his father for causing him to leave. I?explained to him that it has never been his fault that his dad left us. He just wasn?t ready for what came along with the package.

He wanted me to promise him that I would find his dad and get in touch with him. I swore to him that I would do everything in my power to find him.?After numerous unsuccessful tries I had finally gotten in touch with my sons? father. He told me he is now married with children.?His wife?had filled me in on so many things about?his dads' heart condition, diabetes,?severe sleep apnea.?

We were able to get the two of them to speak on the phone and have been in touch with one another since. In December?he'll finally see?his father and the entire family. He has no idea that they are the ones that will be picking us up at the airport.

The irony of all this is that even though my sons? father had left us because he could not deal with?his sons? ailments, ?it?s now his father who is sick. What I am teaching my son?is that even though his dad is sick there is no need to ever be afraid. Simply know, love and enjoy him, that's the best medicine. It won?t make any less of a man, it?ll make him the better man.

My monthly income is $1,940.00 and my debt payments are $350.00 a month.??I will have no problem making the monthly Prosper loan payments.

I thank you for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434390
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$544.47

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1990	Debt/Income ratio:	45%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	21 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	54	Length of status:	19y 4m
Amount delinquent:	$0	Revolving credit balance:	$29,396	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	salesforce	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	640-659 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	680-699 (Mar-2008) 700-719 (Feb-2008)
Principal balance:	$5,411.81	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Remodeling my home to sell
Purpose of loan:
This loan will be used to remodel my home to create an office for a new home business.

My financial situation:
I am a good candidate for this loan because I have a good job with the same company for over 19 years and?stable income.?I always pay all debts my on time. I currently have a loan with Prosper that will be paid back in little over a year. I have never missed a payment on this loan or been late.

Monthly Income: $ 6316.00

Monthly expenses: $
??Housing: $?1764
??Insurance: $ 175
??Car expenses: $ 231
??Utilities: $ 195
??Phone, cable, internet: $ 89
??Food, entertainment: $ 600
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 750
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434402
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$371.64

Auction yield range:	17.29% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jan-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	8 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	21	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,454	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	treasure-caballero	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Invest in small business
Purpose of loan:?This loan will be used to invest in my landscape design business for?needed software updates to stay competitive. Specifically in the purchase of?computer hardware and software updates (Vector works, Renderworks, Google sketch up pro, AutoCAD LT, Bluebeam PDF and Photoshop. These updates will allow me to stay competitive in my area with other landscape design companies. As a small business owner it?s important to stay on the cutting edge to compete with and win business from big landscape companies.?My business focus is to help people reconnect with the outdoors by integrating their home, lifestyle and budget into a comprehensive professional landscape plan. From the inception my goal has been to provide sustainable landscape solutions which create unique outdoor spaces.

My Outlook: I am a good candidate for this loan as I have started this landscape design business from the ground up with no startup capital. From this beginning with only three clients, I have built a business with over 50 clients with over 200,000 in construction work completed this year. I have also built reputable accounts with local merchants that support my business which are all in good standing; ?Postnet (printing,graphics,signs business services), Girl Friday Rescue LLC (administrative support, invoicing, scheduling, etc) , Flatirons Survey (site surveys for landscape design), Colorado Materials (landscape supplies for installations etc).? Please support small business by helping me stay competitive with the big guys.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434454
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.50%	Starting borrower rate/APR:	10.50% / 12.61%	Starting monthly payment:	$227.52

Auction yield range:	4.29% - 9.50%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-2003	Debt/Income ratio:	6%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$3,324	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	28%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	dotnetforce	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Expenses
Purpose of loan:
Hello,
Thanks for taking the time to read this listing. My sister's wedding is coming up?and I am looking to get a loan for the same and help?my dad in sharing the expenses.

My financial situation:
I will repay your amount quick and promptly to the last penny. No headaches for you. I have been in lender's situation and I know the pain of theirs too.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434472
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-2001	Debt/Income ratio:	41%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	17 / 17	Employment status:	Part-time employee
Now delinquent:	1	Total credit lines:	21	Length of status:	4y 2m
Amount delinquent:	$1,579	Revolving credit balance:	$2,429	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	gentle-contract	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Down payment on 1st home
Purpose of loan:
This loan will be used to?pay the down for my first home and replace the carpet....buy a washer and dryer and replace the existing stairs and decking

My financial situation:
I am a good candidate for this loan because?the money I get from the government for being a first time home buyer is going right back to paying off this loan.? My payment on this property is less than $600.00 a month.? I have excellent credit and have been very stable at my job.? I work for the largest retailer in the world and our business has improved since the economy soured.? I have job security and am a good solid worker,
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434478
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-1991	Debt/Income ratio:	48%
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	28	Length of status:	1y 6m
Amount delinquent:	$2,425	Revolving credit balance:	$4,583	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	golf4960	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off bills
Purpose of loan:
This loan will be used to? pay off medical bills, credit cards and miscellaneous expenses

My financial situation:
I am a good candidate for this loan because? I am dependable.

Monthly net income: $ 5500
Monthly expenses: $ 4350
??Housing: $ 1099????
??Insurance: $ 300
??Car expenses: $ 600
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $ 250
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $ 1000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434484
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$196.26

Auction yield range:	4.29% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1995	Debt/Income ratio:	35%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$17,586	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	58%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	pecan633	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidation Loan
Purpose of loan:
This loan will be used to consolidate and payoff two credit cards. The two high rate existing?accounts will be closed after paid off with the new prosper loan.?I have excellent job?and income stability.?

My financial situation:
I am a good candidate for this loan because I have a very reliable payment history.? I have never had a delinquent payment on any type of account. The prosper loan will only help to better my financial situation both in the short term and long term. An?amortized?short term?loan with a lower interest rate?fits perfectly?with my financial goals going into the new year.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434490
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	6.00%	Starting borrower rate/APR:	7.00% / 7.34%	Starting monthly payment:	$77.19

Auction yield range:	3.29% - 6.00%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	4.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-1994	Debt/Income ratio:	12%
Credit score:	820-839 (Nov-2009)	Current / open credit lines:	21 / 20	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$84,173	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	9
Screen name:	five-star-note	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reinvesting in Prosper
Purpose of loan:
This loan will be used to reinvest in Prosper. The portfolios that I have set up are doing very well, so I would like to expand them and capitalize on my credit profile by lending out at higher rates than I am paying.

My financial situation:
I am a good candidate for this loan because I take debt management very seriously, and there is absolutely no way this loan will go unpaid. I have ample cash reserves, a regular job, mulitple rental properties all generating income (not included in my listed income as it is verifiable through deposits and leases, not W2 as required).
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434536
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$180.76

Auction yield range:	4.29% - 17.00%	Estimated loss impact:	2.17%
Lender servicing fee:	1.00%	Estimated return:	14.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1987	Debt/Income ratio:	54%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$20,274	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	sweet-ore	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off High Interest Credit Cards
Purpose of loan:
This loan will be used to? pay off two credit cards with interest rates of 25% +.

My financial situation:
I am a good candidate for this loan because? I have never made a late payment, and I have a secure job.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434560
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1998	Debt/Income ratio:	25%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	13	Length of status:	4y 2m
Amount delinquent:	$65	Revolving credit balance:	$383	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	intrepid-economy	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory and Cushion for Start Up
Purpose of loan:
This loan will be used to...? pay for marketing and advertising for, my STAINED GLASS STUDIO, and will allow my studio to use the loan as working capital, as well? cushion money for the first three to six months of operation.

My financial situation:
I am a good candidate for this loan because? currently I am working part time to support my living expenses while working to open my Studio, on November 30th 2009.? I will still work part time at my current job until business picks up for my Studio. I won the economic-fuel business writing competition in May 2009 for a grand prize of $25,000.? Most of my winnings have gone into leasing space, purchasing inventory, equipment and machinery for my Stained Glass Studio. My studio currently has orders for design, manufacturing and installing windows once I open my doors. totaling around $1,300, and hope with more advertising I will get more commissioned work. Part of the loan will be set aside to make payments for any future debt which also includes the monthly payments for the loan itself.? At this time I have no debts over my business.

Monthly net income: $ 1150

Monthly expenses: $
??Housing: $ 518
??Insurance: $ 40
??Car expenses: $ 150
??Utilities: $ 50
??Phone, cable, internet: $ 60
??Food, entertainment: $ 250
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434566
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Mar-2005	Debt/Income ratio:	15%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$460	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	2%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	payout-enchilada	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a car
I am requesting this loan to buy a car. I need a new transportation to go to work. I believe right now is the right time to buy one due to is near to the end of the year and I would like to buy it cash having my financial obligation with your entity instead.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 434572
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$929.09

Auction yield range:	17.29% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Sep-1990	Debt/Income ratio:	20%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	13y 11m
Amount delinquent:	$0	Revolving credit balance:	$6,847	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	89%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	awe-inspiring-agreement1	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting Rid of PMI
Purpose of loan:
This loan will be used to pay down on my mortgage to get rid of the current $535?pmi.?

My financial situation:
I am a good candidate for this loan because I have worked at the same?job for 14 years.? I make 6000+ a month after taxes.? I have?never missed paying anything.??My outgoing expenses are roughly $2500 a month so I will have not problems paying off this loan.? I am an excellent investment, make money with me.
Information in the Description is not verified.